Exhibit 99.1

Itron Files 2015 Annual Report on Form 10-K

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--June 30, 2016--Itron, Inc. (NASDAQ:ITRI) today announced that it has filed its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended Dec. 31, 2015 with the Securities and Exchange Commission (“SEC”). The Form 10-K also includes revised financial statements for fiscal years ended Dec. 31, 2014 and 2013.

As previously announced, Itron delayed the filing of its 2015 Form 10-K to review revenue recognition on contracts for which the Company had not been able to demonstrate Vendor Specific Objective Evidence (“VSOE”) of fair value for maintenance associated with certain software solutions. The Company has completed its review and has determined that revisions to correct misstatements in its previously issued financial statements were required. Accordingly, the Company’s 2015 financial results included in the Company’s press release dated Feb. 17, 2016 as well as the financial statements for years 2014 and 2013 have been revised to reflect the deferral of certain revenue and costs that the Company previously recognized in earlier periods. In addition, the revised periods reflect other adjustments for items previously considered immaterial and for changes in estimates subsequent to the Company’s preliminary results announcement.

“We are pleased to have concluded the review of our revenue recognition accounting and to have filed our Form 10-K for 2015,” said Philip Mezey, Itron’s president and chief executive officer. “As we anticipated, the revised accounting treatment impacts primarily the timing of revenues and costs for certain software contracts and does not affect the Company’s cash generation or balances. Importantly, our 2016 operating results to date continue to be on track with our plans, our pipeline of business is strong and we are successfully executing against our strategic initiatives for profitability and growth. We look forward to providing an update to our full year 2016 financial guidance with our second quarter earnings announcement.”

The Form 10-K for the fiscal year ended Dec. 31, 2015 with a reconciliation of the adjustments to the financial statements for 2014 and 2013 can be found on the SEC’s website at www.sec.gov and on Itron’s investor webpage at http://investors.itron.com.

Impact of Revisions to Previously Reported Preliminary 2015 Results

The revisions had the following effect compared with the Company’s preliminary 2015 GAAP results previously reported on Feb. 17, 2016:

  Revenue and gross profit. Total revenues and cost of revenues increased $5.7 million and $8.2 million, respectively. Gross profit decreased $2.4 million, with no material impact on gross margin percentage. The changes are primarily due to the Company’s revised revenue recognition for certain contracts that resulted in the deferral of revenues and costs from prior periods into 2015 and adjustments to warranty estimates.
  Operating expenses and pre-tax income. Operating expenses increased $16.9 million related primarily to revisions in the accounting estimates of provision for legal, bad debts and the restructuring accrual. Total pre-tax income was reduced $19.3 million to $37.1 million.
  Income tax impact. The income tax provision decreased $7.2 million related primarily to lower pre-tax income.
  Net income and EPS impact. Net income attributable to Itron decreased $12.1 million to $12.7 million, and GAAP diluted EPS decreased 31 cents to 33 cents. Non-GAAP diluted EPS decreased 28 cents to 73 cents.
  No impact to cash and cash equivalents. The revisions did not impact the Company's free cash flow or its cash and cash equivalents balances for any of the affected periods.

Update on First Quarter 2016 Form 10-Q and Filing Extensions

On May 23, 2016, Itron received notice from The Nasdaq Stock Market (“NASDAQ”) that its plan to regain compliance with NASDAQ Listing Rule 5250(c)(1) and its request for an extension to Sept. 12, 2016 to regain listing compliance has been approved. Itron also obtained waivers from its creditors that extend the due dates to Sept. 12, 2016 for annual audited financial statements and quarterly unaudited financial statements.

The Company continues to finalize adjustments to its revenue recognition accounting for certain software and maintenance contracts and complete its financial statements for the first quarter of 2016. Itron expects to file its first quarter Form 10-Q as soon as practicable.

As previously announced, the Company engaged Deloitte & Touche LLP in March 2016 as its independent audit firm for the year ending Dec. 31, 2016.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc.

Forward-Looking Statements

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the timing and ability to regain compliance with the reporting obligations of the Securities and Exchange Commission within any exemption period granted by NASDAQ, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended Dec. 31, 2015 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance and our future anticipated performance by excluding infrequent or non-cash costs, particularly those associated with acquisitions. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

Itron, Inc.
Comparison of Key 2015 Financial Metrics
to Preliminary Results Announced February 17, 2016

(Unaudited, in thousands, except per share data)
	(announced Feb. 17, 2016)
	Preliminary FY 2015	Final 2015
Revenues	$1,877,813	$1,883,533
Cost of revenues	1,318,695	1,326,848
Gross profit	559,118	556,685
Gross margin %	29.8%	29.6%

Total operating expenses	486,973	503,839

Operating income (loss)	72,145	52,846

Total other income (expense)	(15,744)	(15,744)

Income (loss) before income taxes	56,401	37,102
Income tax benefit (provision)	(29,310)	(22,099)
Net income (loss)	27,091	15,003
Net income attributable to non-controlling interests	2,325	2,325
Net income (loss) attributable to Itron, Inc.	$24,766	$12,678

Weighted average common shares outstanding - Diluted	38,506	38,506

GAAP Earnings per share - Diluted	$0.64	$0.33

Non-GAAP earnings per share - Diluted	$1.01	$0.73

Other metrics: (in millions)
Total Assets	$1,645	$1,681
Total Liabilities	$996	$1,059
Cash and cash equivalents	$131	$131
Free Cash Flow	$29	$29
Backlog	$1,550	$1,575

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Year Ended December 31,
	2015	2014	2013
Revenues	$1,883,533	$1,947,616	$1,938,025
Cost of revenues	1,326,848	1,333,566	1,323,257
Gross profit	556,685	614,050	614,768

Operating expenses
Sales and marketing	161,380	182,503	182,687
Product development	162,334	175,500	175,420
General and administrative	155,715	162,466	143,932
Amortization of intangible assets	31,673	43,619	42,019
Restructuring	(7,263)	49,482	36,347
Goodwill impairment	-	-	174,226
Total operating expenses	503,839	613,570	754,631

Operating income (loss)	52,846	480	(139,863)
Other income (expense)
Interest income	761	494	1,152
Interest expense	(12,289)	(11,602)	(10,686)
Other income (expense), net	(4,216)	(7,637)	(4,003)
Total other income (expense)	(15,744)	(18,745)	(13,537)

Income (loss) before income taxes	37,102	(18,265)	(153,400)
Income tax benefit (provision)	(22,099)	(4,035)	2,466
Net income (loss)	15,003	(22,300)	(150,934)
Net income attributable to non-controlling interests	2,325	1,370	2,219
Net income (loss) attributable to Itron, Inc.	$12,678	$(23,670)	$(153,153)

Earnings (loss) per common share - Basic	$0.33	$(0.60)	$(3.90)
Earnings (loss) per common share - Diluted	$0.33	$(0.60)	$(3.90)

Weighted average common shares outstanding - Basic	38,224	39,184	39,281
Weighted average common shares outstanding - Diluted	38,506	39,184	39,281

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Year Ended December 31,
	2015	2014	2013
Revenues
Electricity	$820,306	$771,857	$825,391
Gas	543,805	599,091	570,450
Water	519,422	576,668	542,184
Total Company	$1,883,533	$1,947,616	$1,938,025

Gross profit
Electricity	$225,446	$200,249	$219,852
Gas	185,559	211,623	207,577
Water	145,680	202,178	187,339
Total Company	$556,685	$614,050	$614,768

Operating income (loss)
Electricity	$31,104	$(77,751)	$(237,279)
Gas	67,471	76,101	82,176
Water	19,864	71,356	62,015
Corporate unallocated	(65,593)	(69,226)	(46,775)
Total Company	$52,846	$480	$(139,863)

METER AND MODULE SUMMARY

(Units in thousands)
	Year Ended December 31,
	2015	2014	2013
Meters
Standard	17,560	18,740	17,850
Advanced and smart	7,290	6,090	5,930
Total meters	24,850	24,830	23,780

Stand-alone communication modules
Advanced and smart	5,840	5,770	5,550

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$131,018	$112,371
Accounts receivable, net	330,895	346,547
Inventories	190,465	154,221
Deferred tax assets current, net	-	45,504
Other current assets	106,562	123,819
Total current assets	758,940	782,462

Property, plant, and equipment, net	190,256	207,152
Deferred tax assets noncurrent, net	109,387	74,439
Other long-term assets	52,726	46,965
Intangible assets, net	101,932	139,909
Goodwill	468,122	500,820
Total assets	$1,681,363	$1,751,747

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$185,827	$183,831
Other current liabilities	78,630	101,315
Wages and benefits payable	76,980	94,818
Taxes payable	14,859	21,951
Current portion of debt	11,250	30,000
Current portion of warranty	36,927	21,145
Unearned revenue	73,301	67,009
Total current liabilities	477,774	520,069

Long-term debt	359,962	293,969
Long-term warranty	17,585	15,403
Pension plan benefit liability	85,971	101,862
Deferred tax liabilities noncurrent, net	1,723	3,808
Other long-term obligations	115,645	118,094
Total liabilities	1,058,660	1,053,205

Equity
Preferred stock	-	-
Common stock	1,246,671	1,270,045
Accumulated other comprehensive loss, net	(200,607)	(135,060)
Accumulated deficit	(441,306)	(453,984)
Total Itron, Inc. shareholders' equity	604,758	681,001
Non-controlling interests	17,945	17,541
Total equity	622,703	698,542
Total liabilities and equity	$1,681,363	$1,751,747

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Year Ended December 31,
	2015	2014	2013
Operating activities
Net income (loss)	$15,003	$(22,300)	$(150,934)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,993	98,139	99,246
Stock-based compensation	14,089	17,860	18,850
Amortization of prepaid debt fees	2,128	1,612	1,657
Deferred taxes, net	1,488	(34,757)	(25,308)
Goodwill impairment	-	-	174,226
Restructuring, non-cash	976	5,172	1,259
Other adjustments, net	2,003	914	551
Changes in operating assets and liabilities:
Accounts receivable	(9,009)	(15,119)	11,732
Inventories	(52,737)	7,208	(12,391)
Other current assets	12,512	(10,947)	(9,950)
Other long-term assets	(3,721)	(12,540)	(2,298)
Accounts payable, other current liabilities, and taxes payable	(7,060)	56,158	(4,466)
Wages and benefits payable	(10,866)	7,502	(1,822)
Unearned revenue	11,943	30,584	8,744
Warranty	20,161	(7,297)	(6,546)
Other operating, net	447	10,784	2,871
Net cash provided by operating activities	73,350	132,973	105,421

Investing activities
Acquisitions of property, plant, and equipment	(43,918)	(44,495)	(60,020)
Business acquisitions, net of cash equivalents acquired	(5,754)	-	(860)
Other investing, net	721	2,999	4,109
Net cash used in investing activities	(48,951)	(41,496)	(56,771)

Financing activities
Proceeds from borrowings	113,467	47,657	35,000
Payments on debt	(62,998)	(102,438)	(73,750)
Issuance of common stock	2,663	3,647	5,299
Repurchase of common stock	(38,283)	(39,665)	(26,977)
Other financing, net	(7,109)	(1,078)	2,990
Net cash provided by (used in) financing activities	7,740	(91,877)	(57,438)

Effect of foreign exchange rate changes on cash and cash equivalents	(13,492)	(12,034)	(2,818)
Increase (decrease) in cash and cash equivalents	18,647	(12,434)	(11,606)
Cash and cash equivalents at beginning of period	112,371	124,805	136,411
Cash and cash equivalents at end of period	$131,018	$112,371	$124,805

Itron, Inc.

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles acquired through a business acquisition and non-recurring discrete cash and non-cash charges that are infrequent in nature such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income excluding the expenses associated with amortization of intangible assets acquired through a business acquisition, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of business acquisition related intangible asset expenses, restructuring expense, acquisition related expense, goodwill impairment and (c) exclude the tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited; in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Year Ended December 31,
	2015	2014	2013
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss)	$12,678	$(23,670)	$(153,153)
Amortization of intangible assets	31,673	43,619	42,019
Amortization of debt placement fees	2,021	1,512	1,556
Restructuring	(7,263)	49,482	36,347
Acquisition-related expense (recovery)	(5,538)	15,538	2,290
Goodwill impairment	-	-	174,226
Income tax effect of non-GAAP adjustments	(5,590)	(25,860)	(32,970)
Non-GAAP net income	$27,981	$60,621	$70,315

Non-GAAP diluted EPS	$0.73	$1.54	$1.78

Weighted average common shares outstanding - Diluted	38,506	39,461	39,602

ADJUSTED EBITDA
GAAP net income	$12,678	$(23,670)	$(153,153)
Interest income	(761)	(494)	(1,152)
Interest expense	12,289	11,602	10,686
Income tax provision	22,099	4,035	(2,466)
Depreciation and amortization	75,993	98,139	99,246
Restructuring	(7,263)	49,482	36,347
Acquisition related expenses	(5,538)	15,538	2,290
Goodwill impairment	-	-	174,226
Adjusted EBITDA	$109,497	$154,632	$166,024

FREE CASH FLOW
Net cash provided by operating activities	$73,350	$132,973	$105,421
Acquisitions of property, plant, and equipment	(43,918)	(44,495)	(60,020)
Free Cash Flow	$29,432	$88,478	$45,401

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$52,846	$480	$(139,863)
Amortization of intangible assets	31,673	43,619	42,019
Restructuring	(7,263)	49,482	36,347
Acquisition-related expense (recovery)	(5,538)	15,538	2,290
Goodwill impairment	-	-	174,226
Non-GAAP operating income	$71,718	$109,119	$115,019

NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$503,839	$613,570	$754,631
Amortization of intangible assets	(31,673)	(43,619)	(42,019)
Restructuring	7,263	(49,482)	(36,347)
Acquisition-related recovery (expense)	5,538	(15,538)	(2,290)
Goodwill impairment	-	-	(174,226)
Non-GAAP operating expenses	$484,967	$504,931	$499,749

ITRON, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited; in thousands)

SEGMENT RECONCILIATIONS	Year Ended December 31,
	2015	2014	2013
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income (loss)	$31,104	$(77,751)	$(237,279)
Amortization of intangible assets	17,663	24,452	18,835
Restructuring	(7,253)	20,430	25,172
Acquisition-related expense (recovery)	(5,655)	15,491	2,287
Goodwill impairment	-	-	174,226
Electricity - Non-GAAP operating income (loss)	$35,859	$(17,378)	$(16,759)

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$67,471	$76,101	$82,176
Amortization of intangible assets	7,787	10,471	12,264
Restructuring	(287)	9,149	4,299
Gas - Non-GAAP operating income	$74,971	$95,721	$98,739

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income	$19,864	$71,356	$62,015
Amortization of intangible assets	6,223	8,696	10,920
Restructuring	778	2,335	3,075
Acquisition-related expense	104	-	-
Water - Non-GAAP operating income	$26,969	$82,387	$76,010

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating loss	$(65,593)	$(69,226)	$(46,775)
Restructuring	(501)	17,568	3,801
Acquisition-related expense	13	47	3
Corporate unallocated - Non-GAAP operating loss	$(66,081)	$(51,611)	$(42,971)

ITRON, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited; in thousands)

(announced Feb. 17, 2016)
TOTAL COMPANY RECONCILIATIONS	Preliminary FY 2015
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss)	$24,766
Amortization of intangible assets	31,673
Amortization of debt placement fees	2,021
Restructuring	(8,726)
Acquisition-related expense (recovery)	(5,538)
Goodwill impairment	-
Income tax effect of non-GAAP adjustments(1)	(5,234)
Non-GAAP net income	$38,962

Non-GAAP diluted EPS	$1.01

Weighted average common shares outstanding - Diluted	38,506

FREE CASH FLOW
Net cash provided by operating activities	$73,350
Acquisitions of property, plant, and equipment	(43,918)
Free Cash Flow	$29,432

CONTACT:
Itron, Inc.
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
or
Marni Pilcher, 509-891-3847
Director, Investor Relations